UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 24, 2017

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 - Termination of a Material Definitive Agreement.

On April 24, 2017, Park National Corporation ("Park") prepaid in full the $30.0 million outstanding aggregate principal amount of the 7% Subordinated Notes due April 20, 2022 (the "2012 Notes"), plus accrued interest on the 2012 Notes in the aggregate amount of $140,000. The 2012 Notes were originally issued on April 20, 2012 to 56 purchasers, all of whom were accredited investors. The 2012 Note paid interest at the rate of 7 percent per annum. April 21, 2017 was the earliest repayment date allowable under terms of the Note Purchase Agreement, dated April 20, 2012, under which the 2012 Notes were originally issued. By their terms, the 2012 Notes could be prepaid by Park without payment of any make-whole amount or any similar payment or premium. While they were outstanding, the 2012 Notes were intended to qualify as Tier 2 Capital under applicable rules and regulations of the Board of Governors of the Federal Reserve System.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Park National Corporation 2017 Long-Term Incentive Plan for Employees
At the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) of Park National Corporation (“Park”) held on April 24, 2017, the Park shareholders approved the Park National Corporation 2017 Long-Term Incentive Plan for Employees (the “2017 Employees LTIP”).
The 2017 Employees LTIP makes equity-based awards and cash-based awards (collectively, “2017 Employees LTIP Awards”) available for grant to eligible participants in the form of:

•	Incentive stock options;

•	Nonqualified stock options (together with the incentive stock options, the “Options”);

•	Stock appreciation rights (“SARs”);

•	Restricted common shares (“Restricted Stock”);

•	Restricted stock unit awards that may be settled in common shares, cash or a combination of the two (“Restricted Stock Units”);

•	Unrestricted common shares (“Other Stock-Based Awards”); and

•	cash-based awards.

A description of the material terms of the 2017 Employees LTIP was included in Park’s Proxy Statement for the 2017 Annual Meeting under the caption “APPROVAL OF PARK NATIONAL CORPORATION 2017 LONG-TERM INCENTIVE PLAN FOR EMPLOYEES (Proposal 4)”, which description is incorporated herein by reference. The following description of the 2017 Employees LTIP is qualified in its entirety by reference to the actual provisions of the 2017 Employees LTIP, the full text of which is included as Exhibit 10.1 to this Current Report on Form 8-K.
Administration of the 2017 Employees LTIP
The 2017 Employees LTIP will be administered by the Compensation Committee of Park’s Board of Directors (the “Compensation Committee”). The Compensation Committee will determine the individuals to be granted 2017 Employees LTIP Awards, the type(s) of 2017 Employees LTIP Award(s) to be granted and the terms and conditions of each 2017 Employees LTIP Award.
Park or one of Park’s subsidiaries will enter into a written award agreement with each participant in the 2017 Employees LTIP that describes the terms and conditions of each 2017 Employees LTIP Award granted, including (a) the type of 2017 Employees LTIP Award and when and how the 2017 Employees LTIP Award can be exercised or earned, (b) any exercise price associated with the 2017 Employees LTIP Award, (c) how the 2017 Employees LTIP Award will or may be settled, and (d) any other applicable terms and conditions affecting the 2017 Employees LTIP Award.

Subject to the provisions of the 2017 Employees LTIP governing the termination of employment of a participant and the effect of a defined “change in control” and except as provided in the related award agreement with respect to a participant’s death, termination due to disability and/or retirement, (i) no condition on the vesting of a 2017 Employees LTIP Award that is based on the achievement of specified performance goals may be based on performance over a period of less than one year; and (ii) no condition on the vesting of a 2017 Employees LTIP Award that is based upon the continued employment of the participant or the passage of time may provide for vesting in full of the 2017 Employees LTIP Award more quickly than three years from the date the 2017 Employees LTIP Award is made provided that such vesting may occur ratably over the three-year period.
Effective Date and Expiration of the 2017 Employees LTIP
The 2017 Employees LTIP became effective on April 24, 2017, the date of approval by Park’s shareholders. Unless earlier terminated by Park’s Board of Directors, the 2017 Employees LTIP will terminate on the tenth anniversary of the effective date. No incentive stock option may be granted after January 23, 2027, the tenth anniversary of the date the Park Board of Directors adopted the 2017 Employees LTIP.
Eligibility and Participation
The Compensation Committee may select any “Employee” to participate in the 2017 Employees LTIP. These selections will be made in the sole discretion of the Compensation Committee. For purposes of the 2017 Employees LTIP, an “Employee” means any person who is a common law employee of Park or of any subsidiary of Park or of any division of any Park subsidiary.
Common Shares Available Under the 2017 Employees LTIP
Subject to the adjustments discussed below, the aggregate number of common shares with respect to which 2017 Employees LTIP Awards may be granted under the 2017 Employees LTIP will be 750,000. The common shares to be issued and delivered under the 2017 Employees LTIP may consist of either common shares currently held or common shares subsequently acquired by Park as treasury shares, including common shares purchased in the open market or in private transactions. No newly-issued common shares will be delivered under the 2017 Employees LTIP.
The following common shares will not be counted against the common share limit:

•	common shares covered by a 2017 Employees LTIP Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such common shares;

•	common shares covered by a 2017 Employees LTIP Award that, by its terms, may be settled only in cash;

•
common shares granted through the assumption of, or in substitution for, outstanding awards granted by another entity to individuals who become Employees as the result of a merger, consolidation, acquisition or other corporate transaction involving such other entity and Park or any of Park’s subsidiaries; and

•
common shares from a 2017 Employees LTIP Award exercised for or settled in vested and nonforfeitable common shares that are later returned to Park pursuant to any compensation recoupment policy, provision or agreement.

However, common shares surrendered upon exercise of a 2017 Employees LTIP Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes will not become available for future grants of 2017 Employees LTIP Awards.
In addition to the overall common share maximum referenced above, during any fiscal year of Park: (i) the aggregate number of common shares which may be subject to all forms of 2017 Employees LTIP Awards granted to all participants may not exceed 75,000 common shares; and (ii) the number of common shares which may be subject to all forms of 2017 Employees LTIP Awards granted to a single Employee may not exceed 10,000 common shares. Unless and until the Compensation Committee determines that a 2017 Employees LTIP Award granted to a “covered employee” (a “Section 162(m) Covered Employee”) within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), is not to be designated as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code during any fiscal year of Park, the Compensation Committee may not grant to any Section 162(m) Covered Employee performance-based awards that are to be settled in cash in an aggregate amount equal to or more than $1,000,000.

In the event of various changes in the capitalization of Park, the Compensation Committee will make such substitutions and adjustments, if any, as the Compensation Committee deems equitable and appropriate to (a) the aggregate number of common shares with respect to which 2017 Employees LTIP Awards may be granted, (b) any common share-based limits imposed under the 2017 Employees LTIP, and (c) the exercise price, number of common shares and other terms or limitations applicable to outstanding 2017 Employees LTIP Awards.
Types of Awards
Options. The Compensation Committee may grant Options, in such number and upon such terms and conditions as the Compensation Committee determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Employees LTIP. Options may be granted for terms of up to, but not exceeding, ten years from the date of grant. The exercise price of each Option must be at least equal to the fair market value of a Park common share as determined on the date of grant.
Park may grant incentive stock options covering all 750,000 common shares available for issuance under the 2017 Employees LTIP. Incentive stock options will, however, be subject to the additional restrictions and requirements of Section 422 of the Internal Revenue Code.
Stock Appreciation Rights. A Stock Appreciation Right or SAR represents the right of a participant to receive payment of an amount equal to (a) the amount by which the fair market value of one Park common share on the date of exercise of the SAR exceeds the exercise price, multiplied by (b) the number of common shares covered by the SAR. The Compensation Committee may grant SARs in such number and upon such terms and conditions as the Compensation Committee determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Employees LTIP. SARs may be granted for terms of up to, but not exceeding, ten years from the date of grant. The exercise price for each SAR must be at least equal to the fair market value of a Park common share as determined on the date of grant. A SAR may be settled in full common shares, cash or a combination of the two.
Restricted Stock. Restricted Stock consists of common shares that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions. The Compensation Committee may grant shares of Restricted Stock in such number and upon such terms and conditions as the Compensation Committee determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Employees LTIP.
The Compensation Committee may impose restrictions including, for example: (a) a requirement that participants pay a purchase price for each share of Restricted Stock; (b) restrictions based on the achievement of specific performance goals; (c) time-based restrictions; or (d) holding requirements or sale restrictions upon vesting. During the period that the shares of Restricted Stock remain subject to forfeiture, (i) Park may retain the certificates representing the shares of Restricted Stock and (ii) a participant may not sell or otherwise transfer the shares of Restricted Stock. However, unless otherwise provided in the award agreement, a participant will be entitled to exercise full voting rights and receive all dividends paid with respect to the shares of Restricted Stock (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to the shares of Restricted Stock with respect to which they are paid).
Restricted Stock Units. The Compensation Committee may grant Restricted Stock Units in such number and upon such terms and conditions as the Compensation Committee determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Employees LTIP. The Compensation Committee may impose restrictions including, for example: (a) restrictions based on the achievement of specific performance goals; (b) time-base restrictions; and (c) holding requirements or sale restrictions on the underlying common shares upon vesting of such Restricted Stock Units.
An award of Restricted Stock Units may provide the participant with dividend equivalents. However, the participant will not be entitled to any dividend equivalents with respect to any unearned award subject to specified performance goals. Any dividend equivalents provided with an award of Restricted Stock Units will be subject to the same terms and conditions, including the applicable forfeiture conditions, as the related Restricted Stock Units. A participant will not have voting rights with respect to the common shares underlying the Restricted Stock Units.

Other Stock-Based Awards. The Compensation Committee may grant Other Stock-Based Awards as unrestricted common shares in such number and upon such terms and conditions as the Compensation Committee determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Employees LTIP. An Other Stock-Based Award may provide the participant with dividend equivalents. However, the participant will not be entitled to any dividend equivalents with respect to any unearned Other Stock-Based Award subject to specified performance goals. Any dividend equivalents provided with an Other Stock-Based Award will be subject to the same terms and conditions, including the applicable forfeiture conditions, as the related Other Stock-Based Award. An Other Stock-Based Award may be settled in full common shares.
Cash-Based Awards. The Compensation Committee may grant cash-based awards in such amount and upon such terms and conditions as the Compensation Committee determines, to the extent that such terms and conditions are consistent with the provisions of the 2017 Employees LTIP. Each cash-based award will be evidenced by an award agreement that specifies the payment amount or payment range, the time and method of settlement and such other terms and conditions as the Compensation Committee determines, including any performance-based objectives.
Performance-Based Awards. The Compensation Committee may grant Restricted Stock Awards, Restricted Stock Units and cash-based awards in a manner that the compensation received by a participant in respect of any such awards constitutes “qualified performance-based compensation” that is deductible by Park under Section 162(m) of the Internal Revenue Code (such awards are referred to as “Performance-Based Awards”). Each Performance-Based Award will be evidenced by an award agreement that specifies the performance period during which performance will be measured and the performance goals and performance criteria (the “Performance Criteria”) upon which the grant, vesting, exercisability and/or settlement of such Performance-Based Award will be based.
The Compensation Committee will establish objective performance goals based on or derived from the attainment of specified levels of one or more of the following Performance Criteria enumerated in the 2017 Employees LTIP:

•	return on average assets;

•	net income;

•	earnings per share;

•	return on average equity or return on average common equity;

•	tangible common equity or return on tangible common equity;

•	economic value added;

•	efficiency ratio;

•	non-interest income growth;

•	total shareholder return;

•	productivity ratios;

•	interest income; and

•	pre-tax, pre-provision earnings.

As determined by the Compensation Committee, the selected Performance Criteria may relate to an individual participant, to Park, to Park and one or more of Park’s subsidiaries or one or more of their respective divisions or business units, or to any combination of the foregoing. The selected Performance Criteria may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof.
To the extent consistent with Section 162(m) of the Internal Revenue Code, if applicable, the Compensation Committee may calculate performance goals without regard to unusual or infrequently occurring items and may adjust, as the Compensation Committee deems equitable, such performance goals in recognition of unusual or infrequently occurring events affecting Park or Park’s subsidiaries or changes in applicable tax laws or accounting principles. Under the 2017 Employees LTIP, the Compensation Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a Performance-Based Award actually paid to a participant.

Termination of Employment
The Compensation Committee will determine the extent to which each 2017 Employees LTIP Award will vest and whether a participant will have the right to exercise or settle the 2017 Employees LTIP Award in connection with a participant’s termination of employment. Generally, the Compensation Committee may only accelerate the vesting conditions of a 2017 Employees LTIP Award upon the death, termination of employment due to disability or retirement or involuntary termination of employment without cause of a participant. In no event will any Performance-Based Award granted to a Section 162(m) Covered Employee, that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, be settled or become exercisable in full upon the termination of employment of the Section 162(m) Covered Employee without the related performance goals being satisfied.
Change in Control
Except as otherwise provided in the related award agreement and subject to the provisions of the immediately following paragraph, the Compensation Committee may take any action it deems necessary or desirable with respect to any outstanding 2017 Employees LTIP Award as of the date of the consummation of a “change in control”, including (i) the acceleration of the vesting, settlement or exercisability of a 2017 Employees LTIP Award, (ii) the payment of a cash amount in exchange for cancellation of a 2017 Employees LTIP Award or (iii) the issuance of substitute awards that substantially preserve the value, rights and benefits of any 2017 Employees LTIP Award affected by the change in control. Any action relating to a 2017 Employees LTIP Award that is subject to Section 409A of the Internal Revenue Code must be consistent with the requirements of Section 409A.
Except as otherwise provided in the related award agreement, in the event of a change in control, a participant will vest in all unvested 2017 Employees LTIP Awards in full (and, if the 2017 Employees LTIP Award was granted subject to the attainment of performance goals based on the Performance Criteria, as though the performance goals were achieved at the level of achievement which would have been achieved if the performance period had begun on the date the performance period actually commenced as provided in the related award agreement and ended on December 31 of the fiscal year most recently completed prior to the change in control) (i) if the participant’s employment is terminated for any reason other than for cause (as defined in the 2017 Employees LTIP) within 12 months following the change in control or (ii) if the 2017 Employees LTIP Awards are cancelled and the participant is not granted substitute awards that substantially preserve the value, rights and benefits of any affected 2017 Employees LTIP Awards.
Amendment or Termination of the 2017 Employees LTIP
The Park Board of Directors may amend the 2017 Employees LTIP at any time, except that no amendment or termination may be made without the approval of Park’s shareholders if (a) the amendment materially increases the benefits accruing to participants under the 2017 Employees LTIP, (b) the amendment materially increases the total number of common shares that may be granted under the 2017 Employees LTIP, (c) the amendment materially modifies eligibility requirements for participation in the 2017 Employees LTIP, or (d) shareholder approval is required by any law, regulation or stock exchange rule.
No Repricing without Shareholder Approval
Except in connection with a corporate transaction involving Park (including any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding 2017 Employees LTIP Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other 2017 Employees LTIP Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

Park National Corporation 2017 Long-Term Incentive Plan for Non-Employee Directors
The Park National Corporation 2017 Long-Term Incentive Plan for Non-Employee Directors (the “2017 Non-Employee Directors LTIP”) was approved by Park’s shareholders at the 2017 Annual Meeting. The 2017 Non-Employee Directors LTIP makes equity-based awards and cash-based awards available for grants to eligible participants in the form of:

•	nonqualified stock options;

•	SARs;

•	Restricted Stock;

•	Restricted Stock Units;

•	Other Stock-Based Awards; and

•	cash-based awards.

Subject to the adjustments discussed in the 2017 Non-Employee Directors LTIP, the aggregate number of common shares with respect to which awards may be granted under the 2017 Non-Employee Directors LTIP will be 150,000. The common shares to be issued and delivered under the 2017 Non-Employee Directors LTIP may consist of either common shares currently held or common shares subsequently acquired by Park as treasury shares, including common shares purchased in the open market or in private transactions. No newly-issued common shares will be delivered under the 2017 Non-Employee Directors LTIP.
In addition to the overall common share maximum referenced above, during any fiscal year of Park: (i) the aggregate number of common shares which may be subject to all forms of awards granted under the 2017 Non-Employee Directors LTIP may not exceed 15,000 common shares; and (ii) the number of common shares which may be subject to all forms of awards granted under the 2017 Non-Employee Directors LTIP to a single Director (in any capacity) may not exceed 1,000 common shares.
The Park Board of Directors may select any “Director” to participate in the 2017 Non-Employee Directors LTIP. For purposes of the 2017 Non-Employee Directors LTIP, a “Director” includes any person who is a member of the Park Board of Directors, a member of the board of directors of a Park subsidiary or a member of the affiliate/advisory board of a division of a Park subsidiary, in each case who is not also an employee of Park or of any of Park’s subsidiaries.
A description of the material terms of the 2017 Non-Employee Directors LTIP was included in Park’s Proxy Statement for the 2017 Annual Meeting under the caption “APPROVAL OF PARK NATIONAL CORPORATION 2017 LONG-TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS (Proposal 5)”, which description is incorporated herein by reference. The full text of the 2017 Non-Employee Directors LTIP is included as Exhibit 10.2 to this Current Report on Form 8-K.
No New Awards to be Granted under the Park National Corporation 2013 Long-Term Incentive Plan After the 2017 Annual Meeting
The 2017 Employees LTIP is intended to replace the provisions of the Park National Corporation 2013 Long-Term Incentive Plan (the “2013 LTIP”) applicable to employees. As a result of the approval of the 2017 Employees LTIP by Park’s shareholders at the 2017 Annual Meeting, Park will not grant any awards under the 2013 LTIP after the 2017 Annual Meeting to any employees of Park or of any subsidiary of Park or of any division of any such subsidiary. Awards made under the 2013 LTIP prior to the 2017 Annual Meeting will remain in effect in accordance with their respective terms.
The 2017 Non-Employee Directors LTIP is intended to replace the provisions of the 2013 LTIP applicable to non-employee directors of Park and of Park’s subsidiaries and non-employee affiliate/advisory board members of divisions of Park’s subsidiaries. As a result of the approval of the 2017 Non-Employee Directors LTIP by Park’s shareholders, Park will not grant any awards under the 2013 LTIP after the 2017 Annual Meeting to any non-employee directors or to any non-employee affiliate/advisory board members. Awards made under the 2013 LTIP prior to the 2017 Annual Meeting will remain in effect in accordance with their respective terms.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

(a)
Park National Corporation ("Park") held its 2017 Annual Meeting of Shareholders (the "2017 Annual Meeting") on April 24, 2017. At the close of business on February 24, 2017, there were 15,290,709 common shares outstanding and entitled to vote. At the 2017 Annual Meeting, 12,698,204, or 83.05%, of the outstanding Park common shares entitled to vote were represented by proxy or in person.

(b)
(i) Directors elected at the 2017 Annual Meeting for a three-year term to expire at the 2020 Annual Meeting of Shareholders and the vote with respect to each such director (there were no other nominees):

	Number of Votes
	For	Against	Broker Non-Votes	Abstentions
C. Daniel DeLawder	10,089,377	96,730	2,439,161	72,936
James R. DeRoberts	10,043,955	116,322	2,439,161	98,766
Alicia J. Hupp	10,099,789	61,484	2,439,161	97,770
Robert E. O'Neill	10,136,239	43,478	2,439,161	79,326

(ii) With respect to the vote to approve, on an advisory and non-binding basis, the compensation of Park's named executive officers as disclosed in the proxy statement for the 2017 Annual Meeting:

Number of Votes
For	Against	Broker Non-Votes	Abstentions
9,806,112	312,603	2,439,161	140,328

(iii) With respect to the vote to ratify the appointment of Crowe Horwath LLP as Park's independent registered public accounting firm for the fiscal year ending December 31, 2017:

Number of Votes
For	Against	Broker Non-Votes	Abstentions
12,517,398	130,928	N/A	49,878

(iv) With respect to the vote to approve the Park National Corporation 2017 Long-Term Incentive Plan for Employees:

Number of Votes
For	Against	Broker Non-Votes	Abstentions
10,036,026	137,478	2,439,161	85,539

(v) With respect to the vote to approve the Park National Corporation 2017 Long-Term Incentive Plan for Non-Employee Directors:

Number of Votes
For	Against	Broker Non-Votes	Abstentions
9,089,727	1,049,756	2,439,161	119,560

Item 8.01. Other Events.
On April 24, 2017, the Board of Directors of Park National Corporation (“Park”) authorized the purchase, from time to time, of: (a) up to an aggregate of 750,000 Park common shares to be held as treasury shares for subsequent issuance and delivery under the Park National Corporation 2017 Long-Term Incentive Plan for Employees (the “2017 Employees LTIP Funding Repurchase Program”) and (b) up to an aggregate of 150,000 Park common shares to be held as treasury shares for subsequent issuance and delivery under the Park National Corporation 2017 Long-Term Incentive Plan for Non-Employee Directors (the “2017 Non-Employee Directors LTIP Funding Repurchase Program”). Purchases may be made through NYSE MKT, in the over-the-counter market or in privately-negotiated transactions, in each case in compliance with the Ohio General Corporation Law, applicable federal and state securities laws (including, without limitation and as applicable, Rule 10b‑5, Rule 10b‑18 and Regulation M, each promulgated under the Securities Exchange Act of 1934, as amended), the rules applicable to issuers having securities listed on NYSE MKT, and all other applicable laws; and subject to all applicable limitations under the contractual obligations of Park or any of Park’s subsidiaries, each as in effect at the time of each such purchase. Each purchase under the 2017 Employees LTIP Funding Repurchase Program and each purchase under the 2017 Non-Employee Directors LTIP Funding Repurchase Program will be made upon such terms and conditions and at such time as any one or more of the President and Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer of Park deems to be appropriate and in the best interest of Park.
The 2017 Employees LTIP Funding Repurchase Program and the 2017 Non-Employee Directors LTIP Funding Repurchase Program are distinct from the up to 500,000 common share repurchase authorization by Park’s Board of Directors announced by Park on January 23, 2017.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.        Description

10.1	Park National Corporation 2017 Long-Term Incentive Plan for Employees

10.2	Park National Corporation 2017 Long-Term Incentive Plan for Non-Employee Directors

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 26, 2017	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer